                                         SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[   ]    Preliminary Proxy Statement (definitive proxy to be filed on or about July 22, 2002)
[   ]    Confidential, for Use of Commission Only (as permitted by Rule 14a-6(e)(2))
[X]      Definitive Proxy Statement
[   ]    Definitive Additional Materials
[   ]    Soliciting Material Pursuant toss. 240.14a-11(c) orss. 240.14a-12

                                              FRONTIER AIRLINES, INC.
                                 (Name of Registrant as Specified in Its Charter)

                        (Name of Person(s) Filing Proxy Statement if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]      No fee required.
[   ]    $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14-a(6)(i)(2), or Item
         22(a)(2) of Schedule 14A
[   ]    Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11,

         1)       Title of each class of securities to which transaction applies:
         2)       Aggregate number of securities to which transaction applies:
         3)       Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         4)       Proposed maximum aggregate value of transaction:
         5)       Total fee paid:

[   ]    Fee paid previously with preliminary materials.

[   ]    Check box if any part of the fee is offset as provided by Exchange act
         Rule0-11(a)(2)  and identify the filing for which the offsetting fee was paid previously.  Identify the previous  filing by  registration statement number, or the Form or Schedule and the date of its filing.
         1)       Amount Previously Paid:
         2)       Form, Schedule or Registration Statement No.:
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         4)       Date Filed:

                                              FRONTIER AIRLINES, INC.
                                                  7001 Tower Road
                                               Denver, CO 80249-7312

                                     NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO THE SHAREHOLDERS OF FRONTIER AIRLINES, INC.:

         You are invited to attend the 2003 Annual Meeting of Shareholders of Frontier
Airlines, Inc., a Colorado corporation, which will be held on Thursday, September 4, 2003 at 9:30 a.m. local time at the Doubletree Hotel, 3203 Quebec Street, Denver, Colorado for
the following purposes:

1.       To elect eight directors to the Company's Board of Directors.

2.       To consider and vote upon a proposal to approve the Frontier Airlines, Inc.
         2003 Long-Term Incentive and Equity Compensation Plan.

3.       To transact any other business which is properly presented at the Annual
         Meeting or any adjournment of that meeting.

         All shareholders of record on July 1, 2003 are invited to attend and vote at the meeting.  A complete list of shareholders entitled to vote at the Annual Meeting will be available for examination by any Company shareholder at the Company's principal offices located at Frontier Center One, 7001 Tower Road, Denver, Colorado 80249-7312 for purposes germane to the Annual Meeting, during normal business hours from July 8, 2003 until the
Annual Meeting.

         We invite you to attend the meeting and look forward to seeing you there.
Representation of at least a majority of all outstanding shares is required to conduct the meeting.  Accordingly, it is important that your shares be represented at the meeting.
WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING PLEASE READ THE ATTACHED PROXY STATEMENT
CAREFULLY AND FOLLOW THE INSTRUCTIONS ON THE ENCLOSED PROXY CARD TO VOTE BY INTERNET, TELEPHONE,
OR BY SIGNING, DATING AND RETURNING PROMPTLY THE ENCLOSED PROXY CARD.  Even if you have given your proxy, you may still attend the meeting, revoke your proxy, and vote in person.  Your vote is important and we appreciate your cooperation in considering and acting upon these matters.

                                                          By order of the Board of Directors

July 18, 2003                                             FRONTIER AIRLINES, INC.

                                                          David Sislowski
                                                          Secretary

                                            SHAREHOLDER COMMUNICATIONS

Our Proxy Statement and Annual Report on Form 10-K are available electronically.  You can elect to receive and access these materials and other shareholder communications electronically instead of by mail.  With electronic delivery, you can receive shareholder communications as soon as they are available without waiting for them to arrive in the mail.  Electronic delivery of these materials also allows us to conserve our natural resources, significantly reduce our printing and mailing costs, eliminates duplicate mailings, and reduces the number of bulky documents in your personal files.  If you would like electronic delivery in the future, please vote online at WWW.PROXYVOTE.COM and when prompted, indicate that you agree to receive future shareholder communications electronically.

The Securities and Exchange Commission allows companies, brokers, and other intermediaries to satisfy the proxy statement delivery requirements by delivering only one copy of the proxy statement materials, other than the proxy card, to two or more shareholders sharing the same address.  This is commonly referred to as "householding" and potentially results in extra convenience for you and cost savings to us.  Through householding, shareholders of record with the same address and same last name will receive only one copy of our Proxy Statement and Annual Report unless you notify us that you want to continue receiving individual copies.

If you participate in householding, you will continue to receive separate proxy cards.  If you are eligible for householding, but you and other shareholders of record sharing an address receive multiple copies of Proxy Statement and Annual Reports, or if you hold stock in more than one account, and you want to receive only one copy of the Proxy Statement and Annual Report for your household, please contact the Corporate Secretary, Frontier Airlines, 7001 Tower Road, Denver, Colorado 80249-7312.  Beneficial
shareholders can request information on householding from their banks, brokers, or other holders of record.
If at any time you do not want to participate in householding and want to receive separate copies of the
Proxy Statement and Annual Report, please contact the Company Corporate Secretary or your broker if you hold your shares through a brokerage account.

                                             WEBCAST OF ANNUAL MEETING

Frontier is pleased to offer a webcast of its 2003 Annual Meeting.  You can access the webcast through the "Investor Relations" section of Frontier's Web site at WWW.FRONTIERAIRLINES.COM.  Please access the website prior to the meeting and allow time to register for the webcast and download any necessary software. The webcast replay and the accompanying PowerPoint slide presentation will be available on the site for seven days following the meeting.

You will not be able to vote your shares via the webcast.  If you plan to listen to the webcast, please submit your vote before the meeting using one of the methods described in the Proxy Statement materials.

                                 Please Read the Entire Proxy Statement Carefully
                                        Prior to Returning Your Proxy

                                               FRONTIER AIRLINES, INC.
                                                  7001 Tower Road
                                               Denver, CO 80249-7312

                                                  PROXY STATEMENT
                                                        for
                                        2003 Annual Meeting of Shareholders

                                                      GENERAL

         The Board of Directors of Frontier Airlines, Inc. (the "Company") is furnishing this Proxy
Statement and form of proxy in connection with its solicitation of your proxy for the 2003 Annual
Meeting of Shareholders and any adjournment of that meeting.  This Proxy Statement and form of proxy, together with the Company's Annual Report on Form 10-K, are being sent to shareholders on or about
July 18, 2003.

         The Company will pay the costs of soliciting proxies. In addition to solicitation by mail, our regular employees may solicit proxies by personal interview, telephone, facsimile, e-mail, or other electronic means. These employees will not receive any additional compensation for soliciting activities.
The Company will reimburse brokers and other nominees their reasonable expenses for soliciting proxies or authorizations from beneficial owners or forwarding proxy material to beneficial owners.

                            SHARES OUTSTANDING, VOTING RIGHTS AND REVOCABILITY OF PROXY

         Shareholders of record at the close of business on July 1, 2003 may vote at the Annual Meeting.
On July 1, 2003, 30,022,018 shares of the Company's common stock were outstanding and entitled to vote at the Annual Meeting.  Shareholders of record will have one vote for each share they hold on the matters to be voted on.

         You may vote either in person or by proxy using one of the following methods:

         Vote through the Internet at WWW.PROXYVOTE.COM.
         Vote by telephone using the toll free number listed on the proxy card.
         Complete and return the written proxy card by mail.

         Internet and telephone voting are available 24 hours a day, and if you use one of these methods, you do not need to return a proxy card. The deadline for voting through the Internet or by telephone is
11:59 p.m., Eastern Time, on September 3, 2003.  The Internet voting procedures are designed to authenticate your identity, allow you to vote your shares, and confirm your instructions were properly recorded.  If you have Internet access, we encourage you to vote by Internet.  It is convenient and saves the Company significant postage and processing costs.  For additional instructions on voting, please see your enclosed proxy card.

         The presence of a majority of the total outstanding shares of common stock entitled to vote, in person or by proxy, constitutes a quorum and is necessary to conduct business at the Annual Meeting.
Abstentions and broker-dealer non-votes will be counted as "shares present" in determining whether this quorum has been reached. Assuming a quorum exists, the affirmative vote of a majority of the shares represented and entitled to vote at the meeting is necessary to elect directors, approve the 2003 Long-Term
Incentive and Equity Compensation Plan, and to approve other matters subject to vote at the Annual Meeting.

         Submitting your proxy will not affect your right to attend the meeting and vote in person.  You may vote all your eligible shares in person at the meeting, and your vote will revoke any proxy you previously granted. You may also revoke your proxy by sending written notice to the Secretary of the
Company or by submitting a subsequent proxy before the Annual Meeting.

         Your proxy authorizes the persons named to vote your shares in the manner you direct.  You may vote for all, some, or none of our director nominees and you may choose to vote for the approval of the
2003 Long-Term Incentive and Equity Compensation Plan or choose to withhold your shares.  If you return your proxy without specifying how to vote, the persons named as proxies will vote your shares for the election of directors as described in Proposal 1 - Election of Directors and for the approval of the 2003
Long-Term Incentive and Equity Compensation Plan as described in Proposal 2 - Approval of the 2003 Long-Term
Incentive and Equity Compensation Plan. The proxies will use their best judgment regarding other matters that properly come before the meeting.  We are not aware of any matters, other then those discussed in this proxy statement, which will be presented at the meeting.

                                                    PROPOSAL 1
                                               ELECTION OF DIRECTORS

         Eight directors are standing for election or re-election to the Frontier Airlines, Inc. Board of
Directors (the "Board").  The nominees for the Board are Samuel D. Addoms, Hank Brown, D. Dale Browning,
Paul S. Dempsey, William B. McNamara, B. LaRae Orullian, Jeff S. Potter, and James B. Upchurch.  Each of
these nominees is a member of the existing Board of Directors and, with the exception of Mr. Brown, was elected to the Board of Directors at the Company's 2002 Annual Meeting of Shareholders.  The Company's
Articles of Incorporation and Bylaws authorize the Board to increase or decrease its size.  In May 2003, the Board increased its size to eight members and appointed Mr. Brown to fill the new position.

         Each of these nominees, if elected, will serve a one-year term from the date of election until the next annual meeting of shareholders and thereafter until their successor is elected and qualified.  If there is a vacancy or addition of members to the Board, the Company's Bylaws allow the Board to appoint new members to fill the positions.

         The Board of Directors recommends a vote "FOR" all nominees.  As of the date of this Proxy
Statement, the Board is not aware that any nominee is unable or will decline to serve as a director.  If a nominee is unable to or declines to serve as a director, the Board will designate a substitute nominee. If you submitted a proxy and a substitute nominee is designated, the proxy holders will vote for the election of the substitute nominee.

         Under the Company's Bylaws, the election of directors requires the affirmative vote of a majority of the shares represented and entitled to vote at the meeting.

                                          Nominees to Board of Directors

         The following is biographical and other information as of July 1, 2003, about the persons who will comprise the Board following the Annual Meeting, assuming election of the nominees.

Samuel D. Addoms
Age 63
Director since May 1994

         Mr. Addoms became Chairman of the Board of the Company in 2001, having previously served as
President, Chief Executive Officer, and Chief Financial Officer of the Company.  Mr. Addoms served as
Executive Vice President, Treasurer and a director of the Company during its early development in 1993 through September 1994, when he became President of the Company.  He became Chief Executive Officer effective January 1, 1995, and assumed the position of Chief Financial Officer upon resignation of the
Company's prior Chief Financial Officer on June 30, 2001.  He retired from his executive positions in
April 2002.  His 40 years of management experience include positions as President and Vice President-Finance of Monfort of Colorado, President of the Denver National Bank and Vice President of Continental Illinois
National Bank in Chicago.

Hank Brown
Age 63
Director since May 2003

         Mr. Brown is the President and Chief Executive Officer of the Daniels Fund, a charitable foundation. Prior to that position, he served as President of the University of Northern Colorado from
1998 to 2002.  From January 1997 to July 1998, Mr. Brown served as Director of the Center for Public
Policy at the University of Denver.  From 1990 to 1997, Mr. Brown served as a United States Senator from the State of Colorado.  From 1980 to 1990, Mr. Brown served five consecutive terms in the U. S. House of
Representatives, representing Colorado's 4th Congressional District. Mr. Brown's public service also included serving in the Colorado Senate from 1972-1976.  He served as a vice president for Monfort of
Colorado for 11 years from 1969 to 1980, and holds a Bachelor of Science degree in accounting, a Juris
Doctor degree from the University of Colorado, and a Master of Law degree from George Washington University.
Mr. Brown is a certified public accountant and also serves on the board of directors of Alaris Medical,
Inc., StarTek, Inc., and Sealed Air Corporation.

D. Dale Browning
Age 66
Director since July 1996

         Mr. Browning is a retired bank and bankcard executive.  Mr. Browning served from 1995 to 2001 as
President and Chief Executive Office of ProCard, Inc., Golden, Colorado, and from 1993 to 1995 as a Senior
Consultant to Visa International.  He was President and Chief Executive Officer of the Colorado National
Bank of Denver from 1986 through 1993, having concurrently served as Vice Chairman and Chief Operating
Officer of Colorado National Bankshares and as Chief Executive Officer of Rocky Mountain BankCard System.
In 1982 he founded Plus System, Inc., an international automatic teller machine network, and served as
President of that company until 1993.  Mr. Browning has served as a director of Central States Indemnity
Company of Omaha since 1995.

Paul S. Dempsey
Age 52
Director since July 1994

         Dr. Dempsey has been Vice-Chair of the Board of Directors since 1996.  Dr. Dempsey is the
Tomlinson Professor of Global Governance in Air & Space Law, and Director of the Institute of Air & Space
Law at McGill University in Montreal, Canada.  Dr. Dempsey previously served as Professor of Law and
Director of the Transportation Law Program at the University of Denver in Colorado and Director of the
National Center for Intermodal Transportation.  He served as Legal Advisor to the Chairman, U.S. Interstate
Commerce Commission, in 1981 and 1982; Attorney-Advisor to the former Civil Aeronautics Board's Office of
General Counsel, and its Bureau of Pricing and Domestic Aviation, 1977-1979; and Attorney-Advisor to the
Interstate Commerce Commission's Office of Proceedings, 1975-1977.  Dr. Dempsey holds the following degrees:
A.B.J., J.D., University of Georgia; LL.M., George Washington University; and D.C.L., McGill University.
A Fulbright Scholar, he has authored in excess of 50 law review articles, numerous editorials for the news media and various books on topics relating to air transportation.

William B. McNamara
Age 70
Director since May 1996

         Mr. McNamara is a retired executive with 35 years' of airline experience, specializing in financial management.  He most recently served with Continental Airlines, Inc. from 1987 to 1994 as Vice
President-Finance.  From 1983 to 1987 he was Staff Vice President-Finance with New York Air, Inc.  From
1961 to 1983 he served in a succession of positions with Trans World Airlines, Inc., including service as
Staff Vice President-Marketing Administration.

B. LaRae Orullian
Age 70
Director since July 1994

         Ms. Orullian served as Chair of the Board of Directors from 1995 until 2001, when she became
Vice-Chair.  A long time banker, she is Vice Chair of the Board of Guaranty Bank, a Denver, Colorado based commercial bank, and a director of The Guaranty Corporation, a bank holding company.  From 1999 to May 2003, she served on the Board of Directors and as a member of the Audit Committee of Anthem, Inc., a publicly traded company headquartered in Indiana and doing business in several states throughout the United States.
She is on the Board of Directors of several other non-publicly traded companies in Colorado and Utah, and is past National President and former Chair of Girl Scouts of the USA. She is currently First Vice Chair of the World Board of Girl Guides and Girl Scouts, based in London, England.  Among numerous business and civic activities, currently she sits on the Colorado Supreme Court Disciplinary Hearing Board.

Jeff S. Potter
Age 44
Director since May 2001

         Mr. Potter has been the President and Chief Executive Officer of the Company since April 2002.
Mr. Potter rejoined the Company as Executive Vice President and Chief Operating Officer in May 2001 and
was appointed President of the Company in August 2001.  Before re-joining the Company in May 2001, he served as Chief Executive Officer of Vanguard Airlines from May 2000 to April 2001.  Prior to working for
Vanguard Airlines, he was Vice President of Marketing for the Company from 1995 to April 2000.  He has over 18 years of airline and airline related experience, including regional director of commercial marketing for McDonnell Douglas Corporation and various positions with Pacific Southwest Airlines, Continental
Airlines, Northwest Airlines, and the former Frontier Airlines.

James B. Upchurch
Age 44
Director since October 1998

         Mr. Upchurch is the President and Chief Executive Officer of Caltius Capital Management, LP, an
alternative asset management company. He actively manages the investing and lending of approximately $270 million of capital targeted toward investments in lower middle market companies.  Mr. Upchurch is also a member of the Boards of several Caltius portfolio companies.

                                           Board Meetings and Committees

         During the fiscal year ended March 31, 2003, the Board of Directors held a total of 7 meetings and authorized 3 additional actions by written consent in lieu of meeting.  The Audit Committee met 4 times.  All directors attended at least 75% of the meetings of the full board and the meetings of the committees on which they served.

Committees

         The Company's Board of Directors has an Audit Committee, a Compensation Committee, and a
Nominating Committee.

         Audit Committee.  The Audit Committee monitors the integrity of the Company's financial reporting process and systems of internal control regarding finance, accounting and legal compliance, monitors the independence and performance of the Company's independent auditors and internal auditing department, and provides an avenue of communication among the independent auditors, management, the internal auditing department, and the Board of Directors.  During the fiscal year ended March 31, 2003, the members of the Audit Committee were B. LaRae Orullian, Paul S. Dempsey, William B. McNamara, D. Dale
Browning, and James B. Upchurch, each of whom is an "independent director" as currently defined by applicable law and Nasdaq listing requirements.  The Board will continue to monitor the standards for director independence established by applicable law or Nasdaq listing requirements and will ensure Audit
Committee members continue to meet those standards.

         Compensation Committee.  The duties of the Compensation Committee include recommending to the Board of Directors the compensation to be provided to the executive officers of the Company and the grant of stock options to eligible individuals under the Company's stock option plan.  During the fiscal year ended March 31, 2003, the members of the Compensation Committee were Samuel D. Addoms, B. LaRae
Orullian, Paul S. Dempsey, William B. McNamara, D. Dale Browning, and James B. Upchurch.  The Compensation
Committee did not separately meet during the fiscal year as its functions were preformed by action of the entire Board of Directors.  However, Jeff Potter, an executive officer who is also a director, did not participate in discussions regarding his individual compensation.

         Nominating Committee.  The duties of the Nominating Committee include the recommendation to the Board of Directors of nominees to be proposed for election to the Board at annual meetings of share-
holders and at other appropriate times, determination of the size of the Board of Directors, and the qualifications warranting appointment as a director.  During the fiscal year ended March 31, 2003, the members of the Nominating Committee were Samuel D. Addoms, B. LaRae Orullian, William B. McNamara, Paul S.
Dempsey, James B. Upchurch, and D. Dale Browning.  The Nominating Committee did not separately meet during the fiscal year, as its functions were performed by action of the entire Board of Directors.

                                               Director Compensation

         Mr.  Potter is the only  director who is also an employee of the Company.  Mr. Potter does not receive any additional compensation for serving as a director.  Mr. Addoms retired from the Company in
April 2002 and receives compensation under the terms of his severance agreement as detailed below,  but does not otherwise currently receive any additional compensation for serving as a director.

         During the fiscal year ending March 31, 2003, each director, other than Mr. Potter and Mr. Addoms, received an annual fee of $20,000 and an option for the purchase of 5,000 shares of the Company's common stock. The Company reimburses all of its directors for travel and out-of-pocket expenses in connection with their attendance at meetings of the Board of Directors and Committees on which they serve, and permits them, their spouses, and dependent children to fly without charge on the Company's scheduled flights on a stand-by basis.

         Samuel D. Addoms Severance Agreement.  On April 1, 2002, the Company entered into a Director
Compensation Agreement with Samuel D. Addoms, Chairman of the Board of Directors and former President and
Chief Executive Officer of the Company.  The agreement provides that he is entitled to (a) compensation of
$75,000 per year for five years as long as he remains a member of the Company's Board of Directors, (b) a warrant to purchase 200,000 shares of the Company's stock at an exercise price of $17.00 set on April 1,
2002, which become exercisable in three equal installments on April 1, 2002, December 31, 2003, and April
1, 2004, (c) free lifetime air travel on the Company's airline for Mr. Addoms and his spouse, (d) such group health, life insurance and other benefits for Mr. Addoms and his eligible dependents as are provided to, and for the same rates as, the Company's officers, and (e) continued employment by the Company for five years at an annual salary of $25,000. In connection with this agreement Mr. Addoms agreed not to become employed by or provide consulting services to any air carrier that competes with the Company for so long as he remains an employee or Director of the Company. This agreement supersedes the termination agreement executed by Mr. Addoms and the Company during the fiscal year ended March 31, 1999.

                                                    PROPOSAL 2
                                       APPROVAL OF 2003 LONG-TERM INCENTIVE
                                           AND EQUITY COMPENSATION PLAN

          The Board of Directors is proposing for shareholder approval the Frontier Airlines, Inc. 2003
Long-Term Incentive and Equity Compensation Plan (the "Plan").  In May 2003, the Board unanimously approved and adopted the Plan to govern stock awards to directors, officers, managers, and other employees, and to replace the 1994 Stock Option Plan.

         The purposes of the Plan are (i) to align the interests of the Company's shareholders and recipients of awards under the Plan by increasing the proprietary interest of these recipients in the
Company's growth and success, (ii) to advance the interests of the Company by attracting and retaining directors, officers, managers and other employees, and (iii) to motivate these persons to act in the long-term best interests of the Company and its shareholders.  Under the Plan, the Company may grant non-
qualified stock options, "incentive stock options" (within the meaning of Section 422 of the Internal
Revenue Code of 1986, as amended (the "Code")), restricted stock, bonus stock, and performance share awards. In addition, the Committee administering the Plan, with the approval of the Board of Directors, may (i) award restricted stock to a director for service in other capacities to the Board, such as serving as the Chairman of the Board, and (ii) allow each non-employee director to elect to receive non-qualified stock options and/or restricted stock in lieu of all or part of the director's cash meeting fees.  The
Committee (as defined below) in its sole discretion determines the directors, officers, managers, and other employees who are eligible to participate in the Plan. Assuming the Committee determines Plan eligibility in the same manner as it has determined eligibility under the Company's 1994 Stock Option Plan, seven non-employee directors and approximately 40 officers and managers would be eligible to participate in the Plan.

         The Board of Directors recommends that you vote FOR the approval of the 2003 Long Term Incentive and Equity Compensation Plan.  Approval of the Plan requires the affirmative vote of the majority of the shares represented and entitled to vote at the meeting.

Description of the Plan

         The following is a brief summary of the material features of the Plan.  Please refer to Exhibi
A to this Proxy Statement for the complete text of the Plan.

         Administration. The Plan will be administered by a committee designated by the Board of Directors
(the "Committee") consisting of at least two members of the Board who are each (i) a non-employee director within the meaning of Rule 16(b)-3 under the Securities Exchange Act of 1934, as amended (the "Exchange
Act") and (ii) an "outside director" within the meaning of Section 162(m) of the Code. The Board of
Directors has designated its Compensation Committee to serve as the Committee to administer the Plan.

         The Committee will, subject to the terms of the Plan, select eligible persons for participation in the Plan and determine all of the terms and conditions of each award. Each award will be evidenced by a written agreement containing provisions consistent with the Plan terms as the Committee approves. The
Committee can establish rules and regulations for administering the Plan and decide questions of interpre-
tation or application of any provision of the Plan. The Committee may delegate some or all of its power and authority to administer the Plan to the Chief Executive Officer and President or other executive officers of the Company. The Committee may not, however, (i) delegate its power and authority with regard to the grant of an award to any person who is or is likely to become a "covered employee" within the meaning of Section 162(m) of the Code, or (ii) delegate its power and authority with regard to the selection for participation in the Plan of an officer or other person subject to Section 16 of the Exchange Act or decisions concerning awards to such persons.

         The members of the Committee serve at the pleasure of the Board of Directors and may be removed from time to time at the direction of the Board of Directors. The term of office of each Committee member commences upon election to the Board of Directors and continues until a successor is elected.

         Available Shares. Under the Plan, 3,500,000 shares of common stock are available for awards, subject to adjustment in the event of a stock split, stock dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, spin-off or other similar event or change in capitalization. The shares may be issued from the authorized and unissued shares of common stock or treasury shares, or a combination thereof. The maximum number of shares of common stock with respect to which options may be granted during any calendar year to any person is 250,000, subject to adjustment as described above.

         Change in Control. In the event of certain acquisitions of 30% or more of the common stock, a change in a majority of the Board of Directors, or the approval by shareholders of a reorganization, merger, consolidation, or sale or disposition of all or substantially all of the assets of the Company (unless among other conditions, the Company's shareholders receive 60% or more of the stock of the surviving company)
or the approval by shareholders of a liquidation or dissolution of the Company, all outstanding options will be exercisable in full, the restriction periods applicable to outstanding restricted stock and the performance periods applicable to outstanding performance stock will lapse, and the performance measures applicable to outstanding restricted stock and performance share awards shall be deemed to be satisfied at the maximum level.

         Effective Date, Termination and Amendment. If the shareholders approve the Plan at the Annual
Meeting, the Plan will be effective on September 4, 2003, and will terminate ten years thereafter, unless terminated earlier by the Board of Directors. The Board of Directors may amend the Plan at any time, subject to any requirement of shareholder approval under applicable law, rule or regulation. However, no amendment may be made without shareholder approval if the amendment would, among other things, (i) increase the maximum number of shares of common stock available under the Plan (subject to adjustments under the terms of the Plan), (ii) effect any change inconsistent with Section 422 of the Code, (iii) materially increase benefits to the Plan participants, including permitting any repricing of outstanding options or reducing the price at which shares or options are offered, (iv) materially expand the class of eligible participants or the types of awards provided under the Plan, or (v) extend the term of the Plan.

         Stock Options-General. The Committee will determine the conditions for the exercise of each option. Upon exercise of an option, including an incentive stock option, the purchase price may be made in cash or by delivery of previously owned shares of common stock.

         Non-Qualified Stock Options. The Committee will determine the exercise period for a non-qualified stock option. The exercise price of a non-qualified stock option will be at least 100% of the fair market value of the common stock on the date of grant.  If an option holder terminates employment because of disability, death, retirement under the Company's normal criteria or with the Company's consent, or for any other reason, each non-qualified stock option can only be exercised to the extent exercisable on the date of termination and for a period of no more than six months after the termination (or shorter period as may be described in the award agreement), but in no event after the expiration of the option.  If the option holder dies during this period, each non-qualified stock option can be exercised only to the extent exercisable on the date of death and for a period of 90 days after the date of death, but in no event after the expiration of the option.

         Incentive Stock Options. Each incentive stock option will be exercisable for up to 10 years after its grant date, unless the option holder owns more than 10% of the voting power of all the shares of the
Company's common stock (a "ten percent holder"), in which case the option will be exercisable for up to five years after the date of its grant.  The exercise price of an incentive stock option will be at least the fair market value of the common stock on the date of grant, unless the option holder is a ten percent holder, in which case the option exercise price will be the price the Code requires, currently 110% of the fair market value.

         If an incentive stock option holder's employment is terminated because of permanent and total disability (as defined in Section 22(e)(3) of the Code), or death, each incentive stock option will be exercisable only to the extent exercisable on the termination date for a period of no more than six months after termination (or shorter period as may be described in the award agreement), but in no event after the expiration of the incentive stock option.  If the incentive stock option holder's employment is terminated for any other reason, including retirement, each incentive stock option will be exercisable only to the extent exercisable on the termination date for a period of no more than three months after termination (or shorter period as may be described in the award agreement), but in no event after the expiration of the incentive stock option.  If the incentive stock option holder dies during the specified periods after termination of employment, each incentive stock option will be exercisable only to the extent exercisable on the date of death and for a period of no more than 90 days after the date of death, but in no event after the expiration of the incentive stock option.

         Bonus Stock and Restricted Stock Awards.  The Plan provides for the grant of (i) bonus stock awards, which are vested upon grant, and (ii) stock awards that may be subject to a restriction period
("restricted stock").  An award of restricted stock may be subject to specified performance measures during the applicable restriction period.  Shares of restricted stock are non-transferable and subject to forfeiture if the holder does not remain continuously in the employment of or service to the Company during the restriction period or, if the restricted stock is subject to performance measures and the performance measures are not attained.  If the restricted stock holder's employment is terminated because of disability, retirement, death, or any other reason, the portion of the restricted stock award then subject to a restriction period will be forfeited and canceled by the Company. Unless otherwise provided in a restricted stock award agreement, the holder of a restricted stock award will have rights as a shareholder of the
Company, including the right to vote and receive dividends with respect to the shares of restricted stock.

         Grant of Restricted Stock to Non-Employee Directors.  The Plan provides for the award of restricted stock to non-employee directors.  An award of restricted stock to non-employee directors will be restricted as to sale or transfer for one year from the date of award and will vest (subject to earlier vesting in the event of a change in control) if the holder remains continuously in the service of the Company as a non-
employee director during the one-year period, and will otherwise be forfeited. Notwithstanding the foregoing, if the holder's service as a non-employee director terminates during the one-year period other than for cause, the restricted stock will vest upon such termination of service.

         Performance Share Awards. The Plan also provides for the grant of performance share awards. Each performance share is a right, contingent upon the attainment of performance measures within a specified performance period, to receive one share of common stock, which may be restricted stock, or the fair market value of all or a portion of the performance share in cash. Prior to the settlement of a performance share award in shares of common stock, the holder of the award will not have any rights as a shareholder of the
Company with respect to the shares of common stock subject to the award. Performance shares will be non-
transferable and subject to forfeiture if the specified performance measures are not attained; provided, however, that termination of employment by reason of disability, retirement, death or any other reason will result in the portion of a performance share award which is then subject to a performance period being forfeited and canceled by the Company.

         Elective Provisions for Non-Employee Directors. Under the Plan, the Committee may allow each non-employee director to elect to receive non-qualified stock options and/or restricted stock in lieu of all or part of the director's meeting fees. With respect to these options, the exercise price per share will equal 100% of the fair market value of a share of common stock on the date of grant and the shares of common stock subject to an option will have a fair market value equal to 100% of the amount of foregone meeting fees. Each option will become exercisable in full beginning on the first anniversary of the date of grant and will expire 10 years from the date of grant. Notwithstanding the foregoing, if a non-employee director ceases to be a director of the Company by reason of disability, death, or any other reason, each of the director's options shall be fully exercisable and may be exercised for a period of one year after such termination, but in no event after termination of such option. If a non-employee director dies during the one-year period following termination of service, each of the director's options will be exercisable for a period of no more than one year after the date of death, but in no event after the expiration of such option.

         The restricted stock would have a fair market value equal to 100% of the amount of the foregone meeting fees. Such restricted stock will vest on the first anniversary of the date of grant if the holder of such award remains continuously in the service of the Company as a non-employee director. Notwithstanding the foregoing, if the holder of such award ceases to be a non-employee director for any reason other than cause, the restricted stock will vest immediately. Unless otherwise set forth in a restricted stock award agreement, the holder of such award will have all rights of a shareholder of the Company, including the right to vote and receive dividends with respect to the shares of restricted stock.

Federal Income Tax Consequences

         Federal Income Tax Consequences. The following is a brief summary of certain U.S. federal income tax consequences generally arising with respect to awards under the Plan. The Plan is not qualified under
Section 401 (a) of the Code.

         A participant will not recognize taxable income at the time an option is granted and the Company will not be entitled to a tax deduction at that time. A participant will recognize compensation taxable as ordinary income (and, if an employee, subject to income tax withholding) upon exercise of a non-qualified stock option equal to the excess of the fair market value of the shares purchased over their exercise price, and the Company will be entitled to a corresponding deduction. A participant will not recognize income
(except for purposes of the alternative minimum tax) upon exercise of an incentive stock option. If the shares acquired by exercise of an incentive stock option are held for the longer of two years from the date the option was granted and one year from the date it was exercised, any gain or loss arising from a subsequent disposition of such shares will be taxed as long-term or mid-term capital gain or loss, and the
Company will not be entitled to any deduction. If, however, such shares are disposed of within the above-
described period, then in the year of the disposition the participant will recognize compensation taxable as ordinary income equal to the excess of the lesser of (i) the amount realized upon the disposition and
(ii) the fair market value of such shares on the date of exercise over the exercise price, and the Company will be entitled to a corresponding deduction.

         A participant will not recognize taxable income at the time restricted stock is granted and the
Company will not be entitled to a tax deduction at such time, unless the participant makes an election to be taxed at such time. If such election is not made, the participant will recognize compensation taxable as ordinary income (and, if an employee, subject to income tax withholding) at the time the restrictions lapse in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for such shares. The amount of ordinary income recognized by making the above-described election or upon the lapse of the restrictions is deductible by the Company as compensation expense, except to the extent the deduction limits of Section 162(m) of the Code apply.  In addition, a participant receiving dividends with respect to restricted stock for which the above-described election has not been made and prior to the time the restrictions lapse will recognize compensation taxable as ordinary income
(and, if an employee, subject to income tax withholding), rather than dividend income, in an amount equal to the dividends paid and the Company will be entitled to a corresponding deduction, except to the extent the deduction limits of Section 162(m) of the Code apply.

         A participant will recognize compensation taxable as ordinary income (and, if an employee, subject to income tax withholding) at the time bonus stock is granted in an amount equal to the then fair market value of such stock. This amount is deductible by the Company as compensation expense, except to the extent the deduction limits of Section 162(m) of the Code apply.

         A participant will not recognize taxable income at the time performance shares are granted and the Company will not be entitled to a tax deduction at such time. Upon the settlement of performance shares, the participant will recognize compensation taxable as ordinary income (and, if an employee, subject to income tax withholding) in an amount equal to the fair market value of any shares delivered and any cash paid by the Company. This amount is deductible by the Company as compensation expense, except to the extent the deduction limits of Section 162(m) of the Code apply.

New Plan Benefits

         The Compensation Committee, in its discretion, determines the awards that will be paid to participants under the Plan in any particular fiscal year.  Accordingly, the awards under the Plan are not determinable at this time.

                                         EXECUTIVE OFFICERS OF THE COMPANY

         In addition to Jeff Potter, the President and Chief Executive Officer, who is also a director of the Company, the following executive officers are not directors and serve at the discretion of the
Board.  Each of the officers devotes his or her full-time efforts to the affairs of the Company.

                    Name                     Age                        Position
          Paul S. Tate                       52     Senior Vice President - Chief Financial Officer
          Ann E. Block                       53     Vice President - Human Resources and In-Flight
                                                    Services
          Michael J. Bowers                  46     Vice President - Customer Care and Service
          Elise R. Eberwein                  38     Vice President - Communications
          Ronald L. McClellan                54     Vice President - Maintenance and Engineering
          William F. McKinney                63     Vice President - Flight Operations
          Sean E. Menke                      34     Vice President - Marketing and Planning
          Thomas W. Nunn                     45     Vice President - Aviation Safety and Security
          Elissa A. Potucek                  46     Vice President, Controller and Treasurer
          David Sislowski                    51     Vice President - Administration and General Counsel;
                                                    Secretary

         Paul S. Tate joined the Company as Vice President and Chief Financial Officer in October 2001
and was appointed Senior Vice President in May 2003.  Prior to joining the Company, he was Executive Vice
President & Chief Financial Officer for Colgan Air, Inc., a U.S. Airways express carrier. His 20 years of aviation experience includes positions with Atlantic Coast Airlines Holdings, Inc., where he served as
Senior Vice President-Finance and Chief Financial Officer; Reno Air, Inc., where he served as Vice
President-Finance and Chief Financial Officer; and Midway Airlines, Inc., where he served as Vice
President-Information Systems and Vice President/Controller.

         Ann E. Block has been Vice President-Human Resources since March 1999 and Vice President-Human
Resources and In-Flight Services since June 2000.  Before joining the Company, she served as Director-
Human Resources Strategy and Services for BlueCross BlueShield of Colorado.  From 1971 to 1996, she served in various capacities with Public Service Company of Colorado.  From 1996-1997, she served as Director-
Total Compensation for HR Source, Inc.

         Michael J. Bowers has been Vice President-Customer Care and Service since August 2000.  He has spent 24 years in Airline Transportation management.  From October 1990 until August 2000, he held the position of Regional Director for Customer Service for Horizon Air.  From August 1979 to October 1990, he
was the Customer Service Manager at several stations for Alaska Airlines.  He holds a MBA from the
University of Washington and a Bachelor of Arts in Business Administration and Human Resources from
Central Washington University.

         Elise R. Eberwein has served as Vice President-Communications of the Company since June 2000.
Prior to this appointment, she served as Director-Corporate Communications since joining the Company in
1998.  From 1997 through 1998, she served as Director-Corporate Communications for Western Pacific
Airlines.  Between 1986 and 1997, she served in various positions with Trans World Airlines, Inc., including Director, Communication Support Services, Sales Promotion Manager, In-Flight Services New Hire
Supervisor, Flight Service Manager and Flight Attendant.

         Ronald L. McClellan has been Vice President-Maintenance and Engineering for the Company since
January 2002.  He has over 30 years of aviation and maintenance experience.  Prior to joining the Company,
Mr. McClellan was the Vice President of Maintenance and Engineering with Vanguard Airlines for five years.
Prior to joining Vanguard Airlines, he was the managing director of aircraft acquisitions at TransWorld
Airlines and held a number of key aircraft maintenance positions at Continental Airlines, People Express
Airlines and New Jersey based Executive Air Fleet.  Mr. McClellan served two terms in the United States
Air Force, including service as a crew chief with the United States Air Force Thunderbirds from 1973 to 1975.

         William F. McKinney has served as Vice President-Flight Operations since April 2001.  Prior to joining the Company, he was Vice President-Operations for Vanguard Airlines, a position he held from March
1996 to April 2001.  Prior to Vanguard Airlines, he held a variety of positions with Trans World Airlines ranging from pilot to General Manager-Flying, Western Region (Chief Pilot), from 1967 to 1996.

         Sean E. Menke has served as Vice President-Marketing & Planning of the Company since June 2000.
Prior to this appointment and since joining the Company in January 1999, he served as Director-Planning and Scheduling.  He joined Frontier Airlines from United Airlines, where he served as Senior Planner,
Domestic Scheduling.  From 1995 through 1998, he was employed by Western Pacific Airlines as Director,
Planning and Manager of Economic Analysis.  Between 1992 and 1995, he held various positions with America
West Airlines, including Senior Analyst, Market Development; Economic Analyst and Customer Service Supervisor.

         Thomas W. Nunn has served as Vice President-Aviation Safety and Security since May 2003.  He joined the Company in July 2001 as Director-Aviation Safety and Regulatory Compliance.  Prior to joining the Company, he was Director of Emergency Management for Northwest Airlines from 1996 to 2001.  From 1991 to 1996, he served as Director of Operations Analysis and held various other positions with Northwest
Airlines from 1983 to 1991.  Mr. Nunn also served in the United States Marine Corps.

         Elissa A. Potucek has been Controller/Treasurer of the Company since June 1995 and Vice President since September 1996.  From 1991 to 1995, she was Controller of Richardson Operating Company and Richardson
Production Company, an oil and gas company based in Denver, Colorado. She served from 1990 to 1991 as
Controller of Coral Companies, Inc., Denver, Colorado, having earlier held accounting positions with US
West Paging, Inc. (1988-1989), and KPMG Peat Marwick LLP (1985-1988).

         David Sislowski joined the Company in April 2002 as Vice President-Administration, General
Counsel and Secretary.  Prior to joining the Company, he was general counsel at a number of Denver-based asset finance institutions.  From 1993 to 1999, he served as Vice President & Operations Manager and
Corporate Counsel for MetLife Capital Corporation in Bellevue, Washington.  He was in private practice with two Seattle-based law firms from 1988 to 1993, where his practice concentrated on aircraft finance and asset-based structured finance.  He has almost 15 years of experience in structured finance and asset-
based finance, with an emphasis in aircraft finance, and almost six years of experience as general counsel.

                                          SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                                               OWNERS AND MANAGEMENT

         The following table sets forth certain information regarding beneficial ownership of the
Company's common stock as of July 1, 2003 by:  (i) each director and nominee for director of the Company;
(ii) each named executive officer listed in the Executive Compensation Table; (iii) all directors and executive officers as a group; and (iv) each person who is known to the Company to own beneficially more than five percent of the Company's outstanding common stock.  Unless otherwise specified, the address of each person named is 7001 Tower Road, Denver Colorado 80249-7312.

                                                               Shares Beneficially            Percentage of
Name and Address of Beneficial Owner                                  Owned            Ownership (1)

Directors and Named Executive Officers:

Samuel D. Addoms                                                   364,134 (2)                    1.21%
Paul S. Dempsey                                                     50,500 (3)                      *
B. LaRae Orullian                                                   40,225                          *
William B. McNamara                                                 25,000 (4)                      *
D. Dale Browning                                                    50,000 (5)                      *
James B. Upchurch                                                   93,000 (6)                      *
Hank Brown                                                           6,000 (7)                      *
Ann E. Block                                                        71,965 (8)                      *
William F. McKinney                                                 23,517 (9)                      *
Sean Menke                                                          50,965 (10)                     *
Jeff S. Potter                                                      60,384 (11)                     *
Paul H. Tate                                                        14,079 (12)                     *

All directors and named executive officers                         854,986 (13)                   2.84%
as a group (17 persons)

Five Percent and Greater Shareholders:

FMR Corp.                                                        3,854,110 (14)                  12.84%
Edward C. Johnson 3d
Abigail P. Johnson
Fidelity Management & Research Company
82 Devonshire Street
Boston, Massachusetts 02019

State Street Research & Management Co.                           2,062,600 (15)                   6.86%
One Financial Center, 30th Floor
Boston, Massachusetts 02111

T. Rowe Price & Associates                                       2,879,500 (16)                   9.60%
100 E. Pratt Street
Baltimore, Maryland 21202

*        Less than 1%
(1)      Unless otherwise indicated, the Company believes that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.  A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from
         July 15, 2003 upon the exercise of options, warrants or convertible securities that are held by such person (but not those held by any other person).  This table assumes a base of 30,022,018 shares of common stock outstanding as of July 1, 2003, before any consideration is given to other outstanding options, warrants or convertible securities.
(2)      Includes 245,417 shares held under option, all of which are currently exercisable, and 5,455 vested shares allocated under the Company's Employee Stock Ownership Plan ("ESOP").
(3)      Includes 27,500 shares held under option, all of which are currently exercisable.
(4)      Includes 22,500 shares held under option, all of which are currently exercisable.
(5)      Includes 5,000 shares held under option, all of which are currently exercisable.
(6)      Includes 20,000 shares held under option, all of which are currently exercisable.
(7)      Includes 5,000 shares held under option, all of which are currently exercisable.
(8)      Includes 71,000 shares held under option, all of which are currently exercisable, and 965 vested shares allocated under the ESOP.
(9)      Includes 23,000 shares held under option, all of which are currently exercisable, and 517 vested shares allocated under the ESOP.
(10)     Includes 50,000 shares held under option, all of which are currently exercisable, and 965 vested shares allocated under the ESOP.
(11)     Includes 34,000 shares held under option, all of which are currently exercisable, and 4,677 vested shares allocated under the ESOP.
(12)     Includes 11,000 shares held under option, all of which are currently exercisable and 79 vested shares allocated under the ESOP.
(13)     Includes 322,694 owned shares, 514,417 shares held under option which are exercisable within 60 days, and 17,875 vested shares allocated under the ESOP.
(14)     Reflects beneficial ownership as of December 31, 2002.  Information with respect to FMR Corp., Edward C.
         Johnson 3d, Abigail P. Johnson and Fidelity Management & Research Company is based on Schedule 13G, as filed with the Securities and Exchange Commission on February 13, 2003.
(15)     Reflects beneficial ownership as of February 14, 2003.  Information with respect to State Street
         Research & Management Co. is based on the Schedule 13G, as filed with the Securities and Exchange
         Commission on February 14, 2003.
(16)     Reflects beneficial ownership as of December 31, 2002.  Information with respect to T. Rowe Price is based on the Schedule 13G, as filed with the Securities and Exchange Commission on January 31, 2003.
         These shares are owned by various individual and institutional investors that T. Rowe Price Associates,
         Inc. (Price Associates) serves as investment adviser with power to direct investments and/or sole power to vote the shares.  For purposes of reporting requirements under the Exchange Act, Price Associates is deemed to be a beneficial owner of these shares; Price Associates, however, expressly disclaims that it is the beneficial owner of these shares.

                                                   EXECUTIVE COMPENSATION

         The following table summarizes the cash and noncash compensation awarded to, earned by or paid to the
Chief Executive Officer of the Company and the top four other executive officers of the Company in the fiscal years ended March 31, 2003, 2002, and 2001 who had total salary and bonus during fiscal year ending March 31,
2003 exceeding $100,000.

                                                                                                      Long Term
                                                        Annual Compensation                         Compensation

                                                                Other Annual      All Other           Securities
Name and Principle                                                Compen-          Compen-       Underlying Options/
Position                    Year     Salary ($)     Bonus($)    sation ($)(1)     sation ($)(2)    SARs Granted (#)

Jeff S. Potter (3)          2003     240,385               0       11,911               0                50,000
                            2002     137,577          34,394       28,395               0                80,000
                            2001      20,000               0        1,400          16,091                     0

William F. McKinney         2003     148,077               0       10,626               0                35,000
                            2002     120,615          30,153        5,218          40,868                30,000
                            2001           0               0            0               0                     0

Paul H. Tate (4)            2003     148,077               0        4,626               0                35,000
                            2002      59,877          14,969            0          44,063                30,000
                            2001           0               0            0               0                     0

Sean Menke                  2003     143,629               0        9,762               0                35,000
                            2002     103,212          25,803        5,686          22,100                30,000
                            2001      85,926          42,970        2,031           5,108                18,000

Ann E. Block                2003     138,077               0       10,307               0                 5,000
                            2002     119,173          29,793       11,884               0                30,000
                            2001     115,000          67,481        4,481               0                45,000

(1)      Other annual compensation represents (i) shares contributed to the executive officers' accounts in the
         Company's Employee Stock Ownership Plan ("ESOP") as of December 31 in each of the fiscal years indicated; and (ii) the Company's contributions to the executive officers' 401(k) accounts as of
         December 31 in each of the fiscal years indicated.

         As of March 31, 2003, the respective officers' ESOP accounts held the following number of shares of common stock with corresponding values based on the closing price of the common stock on that date:  Mr.
         Potter - 4,677 shares valued at $31,615; Mr. McKinney - 517 shares valued at $3,497; Mr. Tate - 394 shares valued at $2,664; Mr. Menke - 1,207 shares valued at $8,158; Ms. Block - 1,207 shares valued at
         $8,158.  Mr. Potter is 100% vested in his ESOP account, while Mr. McKinney is 100% vested, Mr. Tate is
         20% vested, Mr. Menke is 80% vested, and Ms. Block is 80% vested.

         For the calendar  year ended  December 31,  2003,  the Company made cash  contributions  to the  executive officers'  401(k)  accounts as follows:  Mr. Potter - $5,500;  Mr.  McKinney - $6,000;  Mr. Tate - $0; Mr.
         Menke -  $5,500; Ms. Block -- $6,000.

(2)      All Other  Compensation  includes  one-time  payments to executive  officers,  including  amounts paid for relocation expenses and tuition reimbursement.

(3)      Mr. Potter rejoined the Company in May 2001.

(4)      Mr. Tate  joined the Company in October 2001.

Option/SAR Grants in Last Fiscal Year

                  During the fiscal year ended March 31, 2003, the Company granted options to purchase shares of its common stock to each of the Chief Executive Officer and the top four executives named above as shown in the following table.

                                                Percent of
                                 Securities       Total       Exercise or
                                  Options       Granted In    Base Price
                                SARs Granted   Fiscal Year      ($/S)      Expiration Date   Grant Date Present Value (1)

Name
Jeff S. Potter                     50,000         7.49%        $15.87           5/15/12                   $499,891

William F. McKinney                30,000         4.49%        $14.85           4/23/12                   $279,523
                                    5,000          .75%        $15.87           5/15/12                    $49,967

Paul H. Tate                        5,000          .75%        $15.87           5/15/12                    $49,967
                                   30,000         4.49%        $ 4.98           10/2/12                   $110,184

Sean E. Menke                       5,000          .75%      $15.87$            5/15/12                    $49,967
                                   30,000         4.49%          8.13           6/28/12                   $173,166

Ann E. Block                        5,000          .75%        $15.87           5/15/12                    $49,967

(1) Calculated using the Black-Scholes method with the following assumptions and adjustments: a weighted-average risk-free interest rate of 4.14%; a dividend rate of $0; a weighted-average volatility factor of the expected market price of the Company's common stock of 82.06%; and a weighted-average expected life of 2.5 years.  No downward adjustments were made to the resulting grant-date option values to account for potential forfeiture or non-transferability of the options in question. Because the Black-Scholes model was not developed for executive options and requires the use of assumptions primarily based on conditions in effect at the time of grant (and not over the term of the option), it provides only a theoretical estimate of the value of these options.  The Company is not aware of any option-pricing model that can provide a true assessment of the value of the executive stock options.  Over their lives, the options could have a greater or a lesser value than that shown in the table, and under some circumstances they could have zero value.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year End Option Values

         The following table sets forth certain information regarding options exercised during the fiscal year ended March 31, 2003 by the Chief Executive Officer and other executive officers of the Company named in the table above.

                                Number        Value            Number of Securities            Value of Unexercised
                                  on        Realized          Underlying Unexercised    In-The-Money Options at March 31,
Name                           Exercise       ($)           Options at March 31, 2003             2003 ($)(1)

                                                            Exercisable  Unexercisable     Exercisable   Unexercisable
Jeff S. Potter                     -0-        -0-            16,000         114,000          -0-              -0-
William F. McKinney                -0-        -0-            11,000          54,000          -0-              -0-
Paul H. Tate                       -0-        -0-            11,000          54,000          -0-              -0-
Sean E. Menke                      -0-        -0-            21,500          63,000          -0-              -0-
Ann E. Block                       -0-        -0-            47,000          51,000          -0-              -0-

(1)      The closing price of the Company's common stock on the Nasdaq National Market on March 31, 2003 was
         $4.97 per share.  None of the options listed have exercise prices at or below $4.97 and, accordingly, none of the options were in-the-money as of March 31, 2003.

Compensation Committee Interlocks and Insider Participation

         During the fiscal year ended March 31, 2003, the Company's Compensation Committee consisted of
Ms. Orullian and Messrs. Addoms, Dempsey, McNamara, Browning, and Upchurch.  Mr. Addoms was the President
and Chief Executive Officer of the Company prior to his retirement in April 2002.  There were no interlocking business relationships between the Company and any member of the Compensation Committee created during the fiscal year.

Report of the Compensation Committee on Executive Compensation

         Overall Policy

         The Compensation Committee in conjunction with the Company's entire Board of Directors determines the salary and total compensation of the Company's executive officers.  The Committee's consideration of and decisions regarding executive compensation are guided by a number of factors described below.  The objectives of the Company's total executive compensation package are to attract and retain executive talent, to provide an economic framework to motivate the Company's executives to achieve goals consistent with the Company's business strategy, to provide an identity between executive and shareholder interests through stock options and to provide a compensation package that recognizes an executive's individual results and contributions in addition to the Company's overall business results.

         Salaries

         The key elements of the Company's executive compensation consist of salary, stock options, and bonuses. The Compensation Committee, in conjunction with the Company's entire Board of Directors, determines salary levels of officers and employee stock option awards.  However, Jeff Potter, an executive officer who is also a director, did not participate in discussions regarding his individual compensation.  Because the Compensation Committee did not intend to target the base salary levels in effect for the executive officers at a designated percentile of the salary levels in effect for other companies in the airline industry, there is no meaningful correlation between the Company's salary levels and the rates of base salary in effect for those companies which are taken into account in the Peer Group
Index utilized for purposes of the stock price performance graph which follows this report.

         Salaries for executive officers are determined by evaluating the responsibilities of the position held and the experience of the individual, and by reference to the competitive marketplace for executive talent, including a comparison of salaries for comparable positions at other airlines.

         The salary levels of the executive officers of the Company for the next fiscal year are generally established by the Compensation Committee at fiscal year-end and are reviewed and approved by the entire
Board of Directors.  Specific individual performance and overall corporate or business segment performance are reviewed in determining the compensation level of each individual officer.

         Bonuses

         In May 2002, the Compensation Committee and the Board of Directors adopted the Company's fiscal year 2003 bonus plan for employees and executive officers.  Under the plan, the President and Chief
Executive Officer was entitled to a bonus of up to a maximum of 75% of his base salary for the fiscal year, and other executive officers were entitled to a bonus of up to a maximum of 50% of his or her base salary for the fiscal year.  The bonuses were to be awarded on a sliding scale based on the Company's pre-tax profit margin for the fiscal year as set forth in the table below.

                         Pre-Tax Profit Margin              Percent of Maximum Bonus

                         At least 6% up to 8%                          50%
                            From 8% to 10%                             75%
                            From 10% to 12%                            90%
                             12% and above                            100%

         No bonuses were paid to executive officers for fiscal year 2003 because the Company did not achieve the minimum pre-tax profit margin.

         Compensation of the Chief Executive Officer.

         The philosophy of the Committee and the Board of Directors is to directly tie the most significant portion of the Chief Executive Officer's compensation to the Company's success in enhancing shareholder value. The shareholders will benefit through the Chief Executive Officer's leadership in establishing and meeting short-term and medium-term financial and operational goals and his initiative in developing and implementing long-term strategy.

         The above-described philosophy guided the Board of Directors in establishing Mr. Potter's compensation. Mr. Potter's compensation consists of base salary, performance based bonus opportunity, and stock options. Mr. Potter's base salary was $250,000 for fiscal year 2003 and is within the range of salaries of CEO's in the airline industry. Because the Company did not meet its fiscal year 2003 pre-tax profit margin objective, Mr. Potter did not receive a bonus for fiscal year 2003.  On May 15,
2002, Mr. Potter received options for 50,000 shares of common stock with an exercise price of $15.87.
The options will vest in five equal installments beginning May 15, 2003 and on each anniversary thereof through May 15, 2007.  The Compensation Committee believes that Mr. Potter's total compensation is below the median level of comparable airlines with which the Company competes for executive talent.
The structure of Mr. Potter's compensation, in the view of the Board of Directors, aligns his interests with the total return to shareholders.

COMPENSATION COMMITTEE

                  Samuel D. Addoms                                     James B. Upchurch
                  B. LaRae Orullian                                    D. Dale Browning
                  Paul S. Dempsey                                      William B. McNamara

                                           REPORT OF THE AUDIT COMMITTEE

         The Audit Committee oversees the Company's financial reporting process on behalf of the
Board of Directors.  In May 2000, the Board of Directors adopted an Audit Committee Charter setting forth the framework under which the Audit Committee carries out its functions and duties.  In accordance with the terms of the Charter, the Audit Committee reviewed the adequacy of the Charter at a meeting held on May 15, 2002.  After review and discussion, members of the Company's Audit Committee unanimously adopted an amended and restated Audit Committee Charter, dated as of May 15, 2002.

         The Audit Committee is aware of numerous changes and proposed changes in applicable law, SEC
Rules, and Nasdaq requirements affecting the Committee's role in the corporate governance process. The
Board and Audit Committee periodically reassess the adequacy of the Audit Committee Charter and will do so again following the final adoption of new Nasdaq corporate governance standards and new rules on audit committee responsibility contemplated by the Sarbanes-Oxley Act.  Following adoption of the
Sarbanes-Oxley Act on July 30, 2002, the Audit Committee met with members of management, legal counsel, and the Company's independent auditors.  During those meetings the Audit Committee furthered its understanding of the requirements of the Sarbanes-Oxley Act and the related rules.  The Audit Committee also reviewed processes that were already in place and new processes that will be implemented to comply with the requirements of the Act as they become effective.

         Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls of the Company.  In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements contained in the Annual Report on Form 10-K for the fiscal year ended March 31, 2003, with management and discussed with management the quality and acceptability of the accounting principles, the reasonableness of significant estimates and judgments made in preparing the financial statements, and the clarity of disclosures in the financial statements.
In addressing the quality of management's accounting judgments, members of the Committee asked for management's representations that the audited financial statements of the Company have been prepared in conformity with generally accepted accounting principles, and have expressed to management their general preference for conservative policies when a range of accounting options is available.

         The Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of the audited financial statements with generally accepted accounting principles, their judgments as to the quality and the acceptability of the Company's accounting principles and such other matters as are required to be discussed with the Committee under Statement on Auditing Standards
No. 61. In addition, the Committee has discussed with the independent auditors the auditors' independence from management and the Company, including matters in the written disclosures required by the Independence
Standards Board Standard No. 1, Independent Discussions with Audit Committees, and considered the compatibility of non-audit services with the auditors' independence.

         The Committee also discussed with the Company's independent auditors, with and without management present, the overall scope and plans for their audit.  The Committee met with the independent auditors to discuss the results of their examinations, their evaluations of the Company's internal controls, the overall quality and the acceptability of the Company's financial reporting and other matters that the
Committee believed relevant to its oversight.

         Based on these reviews and discussions, we recommend to the Board of Directors that the Company's audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended March 31,
2003 for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE MEMBERS

                  B. LaRae Orullian                                    D. Dale Browning
                  Paul S. Dempsey                                      William B. McNamara
                  James B. Upchurch

                                              ADDITIONAL INFORMATION

Performance Graph

         The following graph shows the cumulative total shareholder return on the Company's common stock compared to the cumulative total return of two other indices:  (i) The Nasdaq National Market
Composite Index of U.S. Companies (IXICN), and (ii) the Peer Group Index of similar line-of-business companies consisting of Midwest Express Airlines (MEH), AirTran Holdings, Inc. (AAI), and JetBlue
Airways Corporation (JBLU) (the "Peer Group"). JetBlue did not begin trading until April 2002, and is not included in the Peer Group Index until fiscal year 2003.  The graph shows the value at the end of each of the last five fiscal years of $100 invested in the Company's common stock or the indices on March 31, 1998, assumes reinvestment of dividends, and takes into account stock splits.  Historical stock price performance is not necessarily indicative of future stock price performance.

                                      03/98         03/99        03/00        03/01        03/02        03/03
Frontier Airlines, Inc.              100.00        263.20       316.80       487.60       732.80       198.80
NASDAQ Market Index                  100.00        134.38       269.98       111.68       104.56        75.55
Peer Group Index                     100.00         74.89        70.71        80.20        71.20        60.91

Equity Compensation Plan Information

         The following table sets forth certain information regarding the Company's Employee Stock Option Plan, as amended, which was approved by the Company's shareholders, as well as equity compensation plans not approved by the Company's shareholders.

                                              Number of Shares to     Weighted Average         Number of Shares
                                                  be Issued on        Exercise Price of      Available for Future
                                                  Exercise of       Outstanding Options     Issuance Under Equity
Plan Category                                 Outstanding Options            ($)              Compensation Plans

Plans approved by shareholders (1)                 2,430,815               $10.28                  475,075

Plans not approved by shareholders                    N/A                    N/A                     N/A

         (1)  Figures reflect the total options outstanding and available for issuance under the
Company's 1994 Stock Option Plan.  Of the outstanding options listed, 1,168,815 are immediately exercisable at a weighted average price of $10.01. These figures also include the warrants granted to Samuel D. Addoms on April 1, 2002 pursuant to the Director Compensation Agreement that took effect upon his resignation as Chief Executive Officer.  See the section above entitled "Samuel D. Addoms
Severance Agreement."  The Director Compensation Agreement was entered into without shareholder approval.

Section 16(a) Beneficial Ownership Reporting Compliance

          In October 2002, Mr. Tate failed to timely report the award of options for 30,000 shares of common stock.  This failure was inadvertent and Mr. Tate reported this grant of options on a Form
4 filed in February 2003.  In January 2003, Mr. McClellan failed to timely report the award of options for 30,000 shares of common stock.  This failure was inadvertent and Mr. McClellan reported this grant of options on a Form 4 filed in February 2003.  These failures resulted from the change in requirements for reporting grants of options imposed by the Sarbanes-Oxley Act, which previously could be reported at the end of the fiscal year on Form 5.

                                               SHAREHOLDER PROPOSALS

                  Shareholders are entitled to submit proposals on matters appropriate for shareholder action consistent with regulations of the Securities and Exchange Commission and the Company's bylaws.
If a shareholder wishes to have a proposal appear in the Company's proxy statement for next year's annual meeting, under the regulations of the Securities and Exchange Commission the proposal must be received by the Company's corporate secretary at 7001 Tower Road, Denver, Colorado 80249-7312 on or before March
19, 2004.

                                          INDEPENDENT PUBLIC ACCOUNTANTS

                  KPMG LLP has acted as independent public accountants for the Company continuously since 1994. A representative of KPMG LLP will be present at the Annual Meeting, will have the opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions.

                  KPMG LLP was selected by the Board of Directors to perform the audit function for fiscal year 2003.  No independent public accountant has yet been selected to perform the audit function for fiscal year 2004.  It is expected that the Audit Committee will approve the engagement of an auditor at a meeting to be held in September 2003, or subsequent thereto.

                                             Audit and Non-Audit Fees

The following  table  presents fees for audit  services and other  professional  services  provided by KPMG LLP for fiscal 2003:

                                               Amount
                                               ($)
Audit Fees(1)                                  336,200

Financial   Information   Systems  Design  and
Implementation Fees                               -

All Other Fees:

  Audit Related                                   -

  Non-Audit Related(2)                           47,400

(1)      Audit Fees consist of $275,000 for the audit and quarterly reviews of the financial statements and accounting and financial reporting consultations and research in connection with the audit and reviews, $55,200 for audits required by governmental or regulatory bodies, and $6,000 for consents and assistance with and review of registration statements filed with the SEC.

(2)      Tax Fees include professional services provided for tax compliance and tax advice on proposed or completed transactions.

The Audit Committee of the Board of Directors has considered whether the non-audit related services provided by KPMG LLP during fiscal 2003 are compatible with maintaining the independence of KPMG LLP.

                                                  OTHER BUSINESS

         This Proxy Statement describes all items of business that management will bring before the Annual
Meeting.  Management knows of no other business to be presented.  If other matters of business not presently known to management are properly raised at the meeting, the proxies will vote on the matters in accordance with their best judgment.

                                                   ANNUAL REPORT

        The Company's 2003 Annual Report on Form 10-K, which includes financial statements, but which does not constitute a part of the proxy solicitation material, accompanies this Proxy Statement.  The
Annual Report on Form 10-K is also available on the Internet at www.frontierairlines.com in the Investor
Relations section.

NOTE:             SHAREHOLDERS ARE REQUESTED TO SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD,
                  USING THE ENCLOSED POSTAGE PREPAID ENVELOPE.